CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in this Registration Statement (Form N-1A) of the Artisan Emerging Markets Fund of Artisan Funds, Inc. to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (File No. 33-88316) and this Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8932).

/s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin

June 21, 2006